EXHIBIT 99.1

Press Release                                            Source: Zanett, Inc.

                        Zanett Announces Third Quarter
                         Record Revenue and Net Income
             Gains from IT Service Segments and Sale of Investment


NEW YORK-- (BUSINESS WIRE) -- November 17, 2003--Zanett, Inc. (NASDAQ: ZANE -
News) today announced record revenue of $ 4.3 million for quarter ended September 30, 2003, a 13 percent increase over the $3.8 million level in the third quarter of 2002. The Company reported net income of $1.5 million, or $0.05 per share in the current third quarter, versus a loss of $158,000 or $0.01 per share for the same period of the prior year. These results include a $1.4 million gain on the sale of a seed investment in Applied Discovery that was sold to LexisNexis in July 2003.

David McCarthy, Zanett's CEO, commented, "We are pleased with the record results. Our commercial IT segment remained firmly profitable and the addition of our government IT segment specializing in defense intelligence data gathering and homeland security has broadened the Zanett IT CommonwealthT's complement of services. We look to further develop the IT Commonwealth by acquiring additional members and finding collective advantages."

Jack Rapport, Zanett's CFO, stated, "Financially, Zanett is in its best shape ever. Our balance sheet, and particularly our cash position, is strong, providing us with the financial platform to further our development strategy. Fundamentally, we continue to experience increased customer satisfaction from our well-diversified customer base of Fortune 500 caliber companies and Defense Department agencies. We believe that our commonwealth member companies are particularly well-positioned to profit from the improving economy, given that they engage in the type of mission critical projects that many businesses postponed during the last recession."
Results of Operations

Overview

                                 Three months ended Sept. 30,   Nine months ended Sept. 30,
                                 ----------------------------   ---------------------------
                                     2003            2002           2003           2002
                                 ------------    ------------   -------------  ------------
Revenue                          $ 4,343,768     $ 3,827,784    $ 11,993,324   $ 7,666,516
Operating income/(loss)          $   361,064     $  (110,799)   $    558,469   $  (984,648)
Net income/(loss)                $ 1,505,907     $  (158,001)   $  1,319,755   $  (906,013)
Earnings/(loss) per share
     Basic                       $      0.05     $     (0.01)   $       0.05   $     (0.03)
     Diluted                     $      0.05     $     (0.01)   $       0.05   $     (0.03)

The increase in revenue during 2003 reflects the acquisitions of Brandywine Computer Group, Inc and Paragon Dynamics Inc, the latter having benefited the Company through diversification of its business into the government market sector.

The Company generated operating income of $361,000 and $558,000, respectively, for the three and nine months ended September 30, 2003, which reflects a significant improvement from the operating loss of $111,000 and $985,000, respectively, reported for the three and nine month periods in 2002. This improvement reflects the successful implementation of three key management initiatives:

Continued growth of operations through acquisition - Operating income for the combined Commercial IT Services and Government IT Services segments increased $529,000, or 35%, to $2.0 million for the first nine months of 2003 from the $1.5 million reported for the first nine months of 2002. Similarly, operating income for the third quarter of 2003 increased $88,000, or 12%, to $846,000 from $758,000 during the third quarter of 2002.

Elimination of the Development segment - During 2002, the Company decided to phase out its Development segment and stopped making new minority investments in development stage companies. For the three and nine months ended September 30, 2003, the Company recorded no impairment charges, compared with charges of $59,000 and $368,000 during the three and nine months ended September 30, 2002.

Reduction in corporate stock compensation charges - In the third quarter of 2002 management restructured stock compensation arrangements in place with certain business associates to significantly reduce future charges. As a result, non-cash stock based compensation expenses decreased to $24,000 and $57,000 during the three and nine months ended September 30, 2003, respectively, from $357,000 and $1.0 million, respectively, during the three and nine months ended September 30, 2002.

Mr. Rapport continued, "Reflecting successful execution of the Zanett IT Commonwealth growth strategy, the Company reported higher revenue, operating income and net income during the three and nine months ended September 30, 2003 compared to prior periods. Controlling discretionary expenditures and realizing a $1.4 million gain on the sale of an investment previously acquired under the Development segment further contributed to Zanett's results.

The following are the condensed financial statements of the Company as of September 30, 2003. These should be read in conjunction with the accompanying notes included in the Company's 10-QSB filing.

                                                              Sept. 30,
                                                                2003          December 31,
                                                             (Unaudited)         2002
                                                            ------------      ------------
Assets
Current assets:
       Cash and cash equivalents                            $  2,950,933      $  1,402,180
       Accounts receivable                                     3,254,299         1,736,711
       Unbilled revenue                                           62,457           188,835
       Prepaid expenses and other current assets                 146,323           132,143
                                                            ------------      ------------
              Total current assets                             6,414,012         3,459,869

Property and equipment, net                                      219,510           194,018
Loans receivable                                                 394,614           694,614
Notes receivable, net                                             12,000            68,835
Interest receivable                                              146,722            88,058
Goodwill                                                      13,964,593        10,530,690
Investments                                                            -           450,000
Other assets                                                      16,255            62,576
                                                            ------------      ------------
              Total assets                                  $ 21,167,706      $ 15,548,660
                                                            ============      ============

Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                                     $    390,120      $    231,770
       Accrued expenses                                        1,162,593         1,065,012
       Income taxes payable                                      103,081           141,156
       Other current liabilities                               1,643,858           779,000
       Deferred revenue                                           88,043                 -
       Deferred income taxes                                      35,360                 -
       Capital lease obligation                                    2,437            15,170
                                                            ------------      ------------
              Total current liabilities                        3,425,492         2,232,108

Note payable, related party                                    4,575,000         4,575,000
Long-term debt                                                 1,500,000                 -
Deferred income taxes                                             45,222            72,777
                                                            ------------      ------------
              Total liabilities                                9,545,714         6,879,885

Commitments

Stockholders' equity
       Preferred stock, $0.001 par value; 10,000,000 shares
          authorized; none issued and outstanding                      -                 -
       Common stock, $0.001 par value; 50,000,000 shares
          authorized; 27,642,772 and 26,856,971 shares
          issued and outstanding, respectively                    27,648            26,857
       Additional paid-in capital                             19,673,814        18,045,074
       Treasury stock, at cost - 13,775 shares                   (27,974)                -
       Notes receivable for stock subscriptions               (1,647,686)       (1,647,686)
       Deferred compensation                                     (73,748)         (105,652)
       Accumulated deficit                                    (6,330,062)       (7,649,818)
                                                            ------------      ------------
               Total stockholders' equity                     11,621,992         8,668,775
                                                            ------------      ------------

              Total liabilities and stockholders' equity    $ 21,167,706      $ 15,584,660
                                                            ============      ============

Zanett, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

                                                  Three Months Ended Sept 30,   Nine Months Ended Sept 30,
                                                 -----------------------------  ---------------------------
                                                     2003             2002          2003            2002
                                                 ------------     ------------  ------------   -----------
Services revenue                                 $  4,343,768     $  3,827,784  $ 11,993,324   $ 7,666,516
                                                 ------------     ------------  ------------   -----------
Operating expenses:
  Costs of services                                 2,598,583        2,326,842     7,305,735     4,618,615
  Selling and marketing                               328,003          294,612       936,200       543,184
  General and administrative (including non-cash
    compensation and consulting expense of
    $23,617, $357,352, $57,164 and $1,008,839)      1,056,118        1,258,151     3,192,920     3,121,774
  Impairment charges                                        -           58,978             -       367,591
                                                 ------------     ------------  ------------   -----------
    Total operating expenses                        3,982,704        3,938,583    11,434,855     8,651,164
                                                 ------------     ------------  ------------   -----------
       Operating income/(loss)                        361,064         (110,799)      558,469     (984,648)
                                                 ------------     ------------  ------------   -----------
Other income/(expense):
  Interest income                                      31,644           36,049        97,600       148,602
  Interest expense                                   (182,294)        (129,684)     (546,630)    (240,133)
  Other income/(expense)                            1,356,967              (61)    1,362,461         2,699
                                                 ------------     ------------  ------------   -----------
    Total other income/(expense)                    1,206,317          (93,696)      913,431      (88,832)

Equity in losses of affiliates                              -                -             -         4,836

Minority interest                                           -           72,602             -       208,794
                                                 ------------     ------------  ------------   -----------
Income/(loss) before income taxes                   1,567,381         (131,893)    1,471,900     (869,522)

Income tax expense                                     61,474           26,108       152,145        36,491
                                                 ------------     ------------  ------------   -----------
Net income/(loss)                                $  1,505,907     $   (158,001) $  1,319,755   $ (906,013)
                                                 ============     ============  ============  ============
Income/(Loss) per share - basic                  $       0.05     $      (0.01) $       0.05   $    (0.03)
                                                 ============     ============  ============  ============
Income/(Loss) per share - diluted                 $      0.05     $      (0.01)  $      0.05   $    (0.03)

Zanett, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
                                                                  Nine Months Ended Sept. 30,
                                                                  ----------------------------
                                                                     2003             2002
                                                                  -----------      -----------
Cash flows from operating activities:
Net income/loss                                                   $ 1,319,755      $  (906,013)
Adjustments to reconcile net loss to net cash used in
     operating activities:
          Depreciation and amortization                               109,228           87,396
          Stock based compensation and services                        57,164        1,008,839
          Provision for doubtful notes from employee                        -           59,362
          Impairment charges                                                -          367,591
          Minority interest                                                 -         (208,794)
          Deferred income taxes                                       (24,195)         (41,360)
          Contributed services from management                              -          142,500
          Gain on sale of investment                               (1,356,937)               -
          Other                                                        (6,947)          19,579
          Changes in:
               Accounts receivable                                 (1,105,174)        (593,289)
               Unbilled revenue                                       534,873                -
               Interest receivable                                    (58,664)         (80,809)
               Prepaid expenses and other current assets                8,235           43,541
               Notes receivable                                        50,000           18,453
               Other assets                                            51,359                -
               Accrued expenses                                      (191,186)        (413,355)
               Accounts payable                                       152,753          162,898
               Income taxes payable                                   (38,075)               -
               Deferred revenue                                        33,015          (15,138)
                                                                  -----------      -----------
     Cash flows used in operating activities                         (464,796)        (348,599)
                                                                  -----------      -----------
Cash flows from investing activities:
     Cash paid for acquisitions, net of cash acquired              (1,246,308)      (2,610,896)
     Cash paid for contingent consideration related
       to the BBT acquisition                                        (253,332)               -
     Additions to property and equipment                              (53,041)         (64,479)
     Investments in affiliate companies                                     -          (50,000)
     Sale of investment in affiliate company                        1,806,937                -
     Collection of note receivable                                    300,000          409,811
                                                                  -----------      -----------
     Cash flows provided by/(used in) investing activities            554,256       (2,315,564)
                                                                  -----------      -----------
Cash flows from financing activities:
     Sale and issuance of restricted common stock                           -          280,000
     Issuance of notes payable to related party                             -        3,075,000
     Issuance of long-term debt                                     1,500,000                -
     Purchase of treasury stock                                       (27,974)               -
     Capital lease payments                                           (12,733)         (12,832)
                                                                  -----------      -----------
     Cash flows provided by financing activities                    1,459,293        3,342,168
                                                                  -----------      -----------

Net increase in cash and cash equivalents                           1,548,753          678,005
Cash and cash equivalents, beginning of period                      1,402,180          800,258
                                                                  -----------      -----------
Cash and cash equivalents, end of period                          $ 2,950,933      $ 1,478,263
                                                                  ===========      ===========

Supplemental cash flow information:
Income taxes paid                                                 $   493,912      $    81,073
                                                                  ===========      ===========
Interest paid                                                     $   546,630      $   213,881
                                                                  ===========      ===========

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, future events or Zanett, Inc.'s future financial performance. In some cases, forward-looking statements can be identified by terminology including, but not limited to, "may," "will," "could", "should," "expects," "plans," "anticipates" "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding: the expected benefits of the Company's acquisitions such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined companies. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
In evaluating these statements, various factors should be considered, including the risk that Zanett, Inc.'s, and its operating subsidiaries' businesses will not be coordinated and integrated successfully, and disruptions from acquisitions will make it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a discussion of additional factors that could cause Zanett, Inc.'s results to differ materially from those described in the forward-looking statements, please refer to Zanett, Inc.'s filings with the Securities and Exchange Commission, including, but not limited to, the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in Zanett, Inc.'s 2002 Annual Report on Form 10-KSB.

About Zanett, Inc. (www.zanettinc.com)

Zanett, Inc. is an information technology (IT) services company. It is building an innovative new delivery platform called The IT Commonwealth (TM) by acquiring profitable IT consulting firms that serve Fortune 500 caliber companies and governmental agencies.

The commonwealth business model preserves the culture, management and business practices responsible for the success of the acquired entities, while increasing competitive advantage and maximizing the financial and operating performance of the IT Commonwealth(TM) as a whole. Commonwealth members provide their services individually, but leverage the capabilities of the Commonwealth collectively. Commonwealth members focus on their core technical skill sets by availing themselves of corporate services provided by the Company such as: legal support; financial and accounting assistance; employee benefits; recruiting and other human resources administration; and network management and maintenance. The Company facilitates cross-selling, knowledge-transfer, and resource-sharing among Commonwealth members, while preserving the autonomy and individual strengths of each. Commonwealth members seek to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior returns on investment. Their offerings include systems planning and design, business process engineering, applications development, training and systems integration services that help clients maximize value from existing technology investments, employ new technology to make core business transactions more efficient, manage knowledge and information, or facilitate enterprise procurement and communications.
The rigorous selection process undertaken prior to acquiring Commonwealth members ensures that only best practices and the very best personnel are offered to clients. Because of the very high standards of admission, Commonwealth members are with confidence able to cross-sell and provide more comprehensive solutions to meet customer needs. Commonwealth candidates typically achieve a minimum of $4-20 million in annual revenues and $1-4 million in EBITDA. Each Commonwealth candidate must also have superb people, superb reputations, superb customers and a superb operating history.

Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212/980-4600 corporaterelations@zanett.com